     As filed with the Securities and Exchange Commission on March 18, 1998.

                                                 Registration No. 333-_________


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------


                            RELIASTAR FINANCIAL CORP.
           (Exact name of the Registrant as specified in its charter)

           Delaware                                   41-1620373
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                           20 Washington Avenue South
                          Minneapolis, Minnesota 55401
                                 (612) 372-5601
                (Address and telephone number of the Registrant's
                          principal executive offices)

                                Richard R. Crowl
              Senior Vice President, General Counsel and Secretary
                            ReliaStar Financial Corp.
                           20 Washington Avenue South
                          Minneapolis, Minnesota 55401
                                 (612) 372-5479
            (Name, address and telephone number of agent for service)

                           ---------------------------

                                    copy to:
                                Thomas G. Morgan
                             Michael A. Stanchfield
                               Faegre & Benson LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402

                          -----------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


--------------------------------------------------------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]____________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

 ------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------- ------------- ---------------------- ----------------------- ---------------

TITLE OF EACH CLASS     AMOUNT TO      PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
 OF SECURITIES TO          BE          OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
  BE REGISTERED         REGISTERED         SHARE(1)              PRICE(1)               FEE
-------------------- ----------------- ------------------- ---------------------- ----------------
Common Stock,           57,624
$.01 par value          Shares            $46.875               $2,701,125              $797
----------------- -------------------- ------------- ---------------------- -----------------------

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(c), based on the average of the high and low sale prices per share of the Registrant's Common Stock on March 13, 1998, as reported on the New York Stock Exchange Composite Tape.

                          -----------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  ----------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 17, 1998




                                  57,624 SHARES


                            RELIASTAR FINANCIAL CORP.


                                  COMMON STOCK



     This Prospectus relates to shares of Common Stock of ReliaStar Financial Corp., a Delaware corporation (the "Company"), that may be sold by the Selling Stockholders named herein. See "Selling Stockholders." These shares were issued to the Selling Stockholders in connection with the acquisition by the Company of Citizens Community Bancshares Co. ("Citizens"), a Minnesota corporation and holding company for Citizens Savings Bank, F.S.B. ("Citizens Bank"), now named "ReliaStar Bank." The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

     The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "RLR." On March 13, 1998, the last sale price for the Common Stock, as reported on the NYSE Composite Tape, was $47.00 per share. See "Price Range of Common Stock and Dividend Policy."

         The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than ________, 1998) in one or more transactions on the NYSE or otherwise, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not create an implication that there has been no change in the affairs of the Company since the date hereof.


                THE DATE OF THIS PROSPECTUS IS ____________, 1998


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed wtih the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                              AVAILABLE INFORMATION


     The Company is subject to the information-reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, 14th Floor, New York, New York 10007. Copies of these materials may be obtained at prescribed rates from the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC maintains a Web site (www.sec.gov) that contains reports, proxy statements, and other information filed by the Company. In addition, these materials may be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, referred to as the "Registration Statement") filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Any statement contained herein concerning the provisions of any document is not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by that reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed by the Company with the SEC (File No. 1-10640) pursuant to the Exchange Act are incorporated herein by reference:


          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain portions of the Company's 1996 Annual Report to Stockholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders);


          (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997;


          (iii) the Company's Current Reports on Form 8-K dated February 23, June 3, and July 1, 1997;


          (iv) the Company's Amendment on Form 8-K/A dated May 20, 1993 to the Company's Current Report on Form 8-K dated January 17, 1989 filed by the Company in lieu of a Registration Statement on Form 8-B, and Amendment on Form 8A/A dated September 12, 1994 to a Registration Statement on Form 8-A dated October 4, 1989, as amended on February 15, 1990 (File No. 0-17441), which contain a description of the Company's Common Stock and related Rights to Purchase Preferred Stock of the Company; and


          (v) all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the shares of Common Stock offered hereby.


     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference) modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


     The Company will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated herein by reference (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference therein). Requests should be directed to ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, Minnesota 55401, Attention: Secretary; Telephone (612) 372-5601.




                                   THE COMPANY

     The Company is a holding company whose subsidiaries specialize in life insurance and related financial services. Through ReliaStar Life Insurance Company, Minneapolis, Minnesota, and other subsidiaries, the Company provides and distributes individual life insurance and annuities, employee benefits products and services, life and health reinsurance, retirement plans, mutual funds, residential mortgages and personal finance education. In 1997 the Company operated in four business segments: Individual Insurance, Employee Benefits, Life and Health Reinsurance, and Pension.

     Other principal subsidiaries are Northern Life Insurance Company, Security-Connecticut Life Insurance Company, ReliaStar United Services Life Insurance Company, ReliaStar Life Insurance Company of New York, Washington Square Securities, Inc., Northstar Investment Management Corporation, ReliaStar Mortgage Corporation, Successful Money Management Seminars, Inc., PrimeVest Financial Services, Inc., and ReliaStar Bank.

     The Company, which was incorporated in Delaware in 1988, became the parent of ReliaStar Life Insurance Company and its subsidiaries pursuant to a Plan of Conversion and Reorganization (the "Plan") that became effective on January 3, 1989. Under the Plan, ReliaStar Life Insurance Company, which was organized in 1885 (as "Northwestern National Life Insurance Company"), was converted from a combined stock and mutual life insurance company to a stock life insurance company.

     The Company's executive offices are located at ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, Minnesota 55401, and its telephone number is (612) 372-5601.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


         The Company's Common Stock is listed and principally traded on the NYSE under the symbol "RLR." The following table sets forth, for the calendar periods indicated, the reported high and low sale prices on the NYSE Composite Tape and dividends paid per share on the Common Stock. As of March 13, 1998, there were 90,876,025 shares of the Company's Common Stock outstanding. Price and dividend information prior to September 10, 1997 have been restated to reflect the impact of the Company's two-for-one split of its Common Stock effected on that date.

                                               HIGH        LOW        DIVIDEND
1996:
     First Quarter........................   $25.813      $20.750       $.125
     Second Quarter.......................    23.500       20.688        .140
     Third Quarter........................    24.063       20.000        .140
     Fourth Quarter.......................    29.188       23.813        .140

1997:
     First Quarter........................   $32.688      $27.000       $.140
     Second Quarter.......................    36.750       28.625        .155
     Third Quarter........................    40.188       35.656        .155
     Fourth Quarter.......................    41.563       33.625        .155

1998:
     First Quarter (through March 13).....   $48.750      $39.750       $.155




                              SELLING STOCKHOLDERS


         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 13, 1998 and as adjusted to reflect the sale of shares offered by this Prospectus by each Selling Stockholder.

                                                                                       PERCENTAGE
                                                                                        OWNERSHIP
                                                                                       BEFORE AND
                                SHARES OWNED                           SHARES OWNED       AFTER
                               BEFORE OFFERING       SHARES OFFERED    AFTER OFFERING    OFFERING
                               ---------------       --------------    --------------    --------
NAME                                NUMBER              NUMBER            NUMBER          PERCENT
Harold E. Anderson(1)               42,728                6,000           36,728            *
James E. Bruner(2)                   7,142                5,360            1,782            *
Alex D. Didier(3)                   42,728               14,264           28,464            *
James Doll(1)                       21,364                6,000           15,364            *
Robert J. Ferche(1)                 42,728                6,000           36,728            *
Brian H. Myres(3)(4)                28,468               14,000           10,468            *
Lee H. Torborg(1)                   42,728                6,000           36,728            *

------------------------
* Represents beneficial ownership of less than one percent of the outstanding Common Stock.
(1)  Former Director, Citizens and Citizens Bank.
(2)  Vice President - Commercial Lending, ReliaStar Bank.
(3)  Former Director, Citizens; Director, ReliaStar Bank.
(4)  Treasurer and Secretary, Citizens; President, ReliaStar Bank.

                              PLAN OF DISTRIBUTION


         The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than _________, 1998) in one or more transactions on the NYSE or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.



                                 LEGAL OPINIONS


         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.



                                     EXPERTS


         The consolidated financial statements of the Company and related financial statement schedules as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder, other than underwriting commissions and expenses, are estimated below.

SEC Registration fee..........................................   $    797
NYSE Listing fee..............................................     14,750
Legal services and expenses...................................      3,000
Accounting services and expenses..............................      2,000
Printing fees.................................................        500
                                                                 --------
               Total                                             $ 21,047



         Except for the SEC registration fee, all of the foregoing expenses have been estimated. The Selling Stockholders will bear fees and disbursements of their own legal counsel and transfer taxes. The Company will bear all other expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 145 of the Delaware General Corporation Law, which provides for indemnification of directors and officers in certain circumstances.
         Article VIII of the Company's By-Laws provides for broad indemnification of directors and officers of the Company. See Exhibit 4(b) hereto.
         The Company also maintains director and officer liability insurance policies.
         In addition, Section 7 of Article Sixth of the Company's Certificate of Incorporation contains broad provisions limiting the liability of directors for monetary damages for breach of fiduciary duty as a director.
See Exhibit 4(a) hereto.

ITEM 16. EXHIBITS

        EXHIBIT
        NUMBER
        -------
         4(a) Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8, Reg. No. 333-42125).
         4(b) By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for
                  the year ended December 31, 1990, File No. 1-10640).
         4(c)     Surplus Note (incorporated by reference to Exhibit 4(e) to the
                  Company's Registration Statement on Form S-3, Reg. No.
                  33-87588).
         4(d) Rights Agreement dated as of October 7, 1988 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).
         4(e) Amendment to Rights Agreement dated as of February 8, 1990 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8 dated February 15, 1990 to Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).
         4(f) Amendment to Rights Agreement dated as of September 10, 1994 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8-A/A dated September 12, 1994 to Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).

         5        Opinion of Faegre & Benson LLP.
         23(a)    Consent of Deloitte & Touche LLP.
         23(b)    Consent of Faegre & Benson LLP (included in Exhibit 5).
         24       Powers of Attorney of directors and officers of the Company.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and
     (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 17, 1998.

                                  RELIASTAR FINANCIAL CORP.
                                  (Registrant)

                                  By /s/ JOHN G. TURNER*
                                     ------------------------------------
                                     John G. Turner
                                     Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 17, 1998 by the following persons in the capacities with ReliaStar Financial Corp. indicated:

       JOHN G. TURNER*           Chairman, Chief Executive Officer, and Director
------------------------------     (Principal Executive Officer)
       John G. Turner

       JAMES R. MILLER*         Senior Vice President, Chief Financial Officer,
------------------------------     and Treasurer
       James R. Miller           (Principal Financial Officer)


       CHRIS D. SCHREIER*        Second Vice President and Controller
------------------------------     (Principal Accounting Officer)
       Chris D. Schreier


CAROLYN H. BALDWIN                  )
DAVID C. COX                        )
JOHN H. FLITTIE                     )
LUELLA GROSS GOLDBERG               )
WILLIAM A. HODDER                   )
JAMES J. HOWARD III                 )
RANDY C. JAMES                      )     A majority of the Board of Directors*
RICHARD L. KNOWLTON                 )
DAVID A. KOCH                       )
RICHARD M. KOVACEVICH               )
GLEN D. NELSON, M.D.                )
JAMES J. RENIER                     )
JOHN G. TURNER                      )
----------------------------

* Richard R. Crowl, by signing his name hereto, hereby signs this document on behalf off each of the above-named officers or directors of ReliaStar Financial Corp. pursuant to powers of attorney duly executed by those persons.


                                           /S/ RICHARD R. CROWL
                                           -----------------------------
                                           Richard R. Crowl
                                           Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT                       DESCRIPTION
-------                       -----------
 4(a) Certificate of Incorporation, as amended,
      of the Company (incorporated by reference to
      Exhibit 4(a) to the Company's Registration
      Statement on Form S-8, Reg. No. 333-42125)...... Incorporated by Reference

 4(b) By-Laws, as amended, of the Company
      (incorporated by reference to Exhibit 3 to
      the Company's Annual Report on Form 10-K for
      the year ended December 31, 1990, File No.
      1-10640)........................................ Incorporated by Reference

 4(c) Surplus Note (incorporated by reference to
      Exhibit 4(e) to the Company's Registration
      Statement on Form S-3, Reg. No. 33-87588)....... Incorporated by Reference

 4(d) Rights Agreement dated as of October 7, 1988
      (incorporated by reference to Exhibit 1 to
      the Company's Registration Statement on
      Form 8-A dated October 4, 1989, File No.
      0-17441)........................................ Incorporated by Reference

 4(e) Amendment to Rights Agreement dated as of
      February 8, 1990 (incorporated by reference
      to Exhibit 1 to the Company's Amendment on
      Form 8 dated February 15, 1990 to
      Registration Statement on Form 8-A dated
      October 4, 1989, File No. 0-17441).............. Incorporated by Reference

 4(f) Amendment to Rights Agreement dated as of
      September 10, 1994 (incorporated by reference
      to Exhibit 1 to the Company's Amendment on
      Form 8-A/A dated September 12, 1994 to
      Registration Statement on Form 8-A dated
      October 4, 1989, File No. 0-17441).............. Incorporated by Reference

 5    Opinion of Faegre & Benson LLP.................. Filed Electronically

23(a) Consent of Deloitte & Touche LLP................ Filed Electronically

23(b) Consent of Faegre & Benson LLP (included in Exhibit 5).

24    Powers of Attorney of directors and officers
      of the Company.................................. Filed Electronically